Exhibit 99.1

Nembutal®, Diuril® and Cogentin® Product Lines of
Lundbeck LLC (f/d/b/a Lundbeck Inc.)
(Acquired by Oak Pharmaceuticals, Inc., a wholly owned
subsidiary of Akorn, Inc.)

Special Purpose Statements of Assets Acquired and Liabilities
Assumed as of September 30, 2011 and December 31, 2010
and Statements of Revenues and Direct Expenses for the nine-
month period ended September 30, 2011 and for the year
ended December 31, 2010

Nembutal®, Diuril® and Cogentin® Product lines of Lundbeck LLC
(Acquired by Oak Pharmaceuticals, Inc., a wholly owned subsidiary of Akorn, Inc.)
Periods ended September 30, 2011 and December 31, 2010

Contents

Independent Auditors' Report	1

Special Purpose Financial Statements
Statements of Assets Acquired and Liabilities Assumed	2
Statements of Revenues and Direct Expenses	3
Notes to Special Purpose Financial Statements	4

Independent Auditors' Report

To the Management of Lundbeck LLC
Deerfield, Illinois

We have audited the accompanying Statements of Assets Acquired and Liabilities Assumed as of September 30, 2011 and December 31, 2010, and the Statements of Revenues and Direct Expenses for the nine month period ended September 30, 2011 and the year ended December 31, 2010 of the Nembutal®, Diuril® and Cogentin® product lines of Lundbeck LLC (acquired by Oak Pharmaceuticals, Inc., a wholly owned subsidiary of Akorn, Inc.). These special purpose financial statements are the responsibility of Lundbeck LLC management. Our responsibility is to express an opinion on these special purpose financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the special purpose financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the special purpose financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall special purpose financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying special purpose financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current report on Form 8-K/A of Akorn, Inc.) on the basis of presentation as described in Note 1, and are not intended to be a complete presentation of the Nembutal®, Diuril® and Cogentin® product lines of Lundbeck LLC’s assets, liabilities, revenues and expenses.

In our opinion, the special purpose financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed as of September 30, 2011 and December 31, 2010, and the revenues and direct expenses for the nine month period ended September 30, 2011 and the year ended December 31, 2010 of the Nembutal®, Diuril® and Cogentin® product lines of Lundbeck LLC on the basis of presentation as described in Note 1, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP
Chicago, Illinois
June 27, 2012

Nembutal®, Diuril® and Cogentin® Product Lines of Lundbeck LLC
(Acquired by Oak Pharmaceuticals, Inc., a wholly owned subsidiary of Akorn, Inc.)

STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
(in thousands)

	September 30,	December 31,
	2011	2010

Accounts Receivable:
Gross trade A/R	$4,119	$2,700
Provision for uncollectible accounts	(41)	(27)
Total Accounts Receivable, net of reserves	4,078	2,673

Inventories:
Gross inventories	4,669	4,703
Obsolete/excess provision	(2,368)	(1,693)
Total Inventories, net of reserves	2,301	3,010

Product Rights, net	5,684	7,434

Total Assets Acquired	$12,063	$13,117

Accrued Expenses:
Accrued receipts	$258	$685
Accrued returns and rebates	3,163	6,839
Other accrued expenses	454	453
Total Liabilities Assumed	3,875	7,977

Net Assets Acquired	$8,188	$5,140

See accompanying notes to the special purpose financial statements.

Nembutal®, Diuril® and Cogentin® Product Lines of Lundbeck LLC
(Acquired by Oak Pharmaceuticals, Inc., a wholly owned subsidiary of Akorn, Inc.)

STATEMENTS OF REVENUES AND DIRECT EXPENSES
(IN THOUSANDS)
	Nine Months Ended	Year Ended
	September 30,	December 31,
	2011	2010

Net Revenues:
Gross revenues	$34,030	$43,615
Sales adjustments	(2,462)	(8,867)
Total Net Revenues	31,568	34,748

Direct Cost of Revenues	3,902	8,014

Gross Margin	27,666	26,734

Direct expenses:
Amortization of intangible assets	1,750	9,816
Distribution expenses	711	1,052
Administrative expenses	1,185	1,382
Total Direct Expenses	3,646	12,250

Excess of Revenues Over Direct Expenses	$24,020	$14,484

See accompanying notes to the special purpose financial statements.

Nembutal®, Diuril® and Cogentin® Product Lines of Lundbeck LLC
(Acquired by Oak Pharmaceuticals, Inc., a wholly owned subsidiary of Akorn, Inc.)

NOTES TO SPECIAL PURPOSE FINANCIAL STATEMENTS

1.	Overview and Basis of Presentation

Overview

On December 22, 2011, Oak Pharmaceuticals, Inc. (“Oak”), a wholly owned subsidiary of Akorn, Inc. (“Akorn”), entered into an Asset Sale and Purchase Agreement (the “Agreement”) by and among Lundbeck LLC (“Lundbeck”), Oak and, solely with respect to certain payment obligations, Akorn. Pursuant to the Agreement, Oak purchased all of Lundbeck’s rights, title and interest to three off-patent, branded, hospital-based injectable drugs and related contracts (the “Acquired Net Assets”).

The acquired portfolio consists of Nembutal®, Diuril® and Cogentin®. The transfer of the product portfolio and other acquired assets was immediate upon closing. In addition, a transition services agreement was signed with Lundbeck. For a specified time period, Lundbeck will perform certain services on behalf of Oak to help ensure continued product availability. The Company purchases the majority of its products under exclusive purchase supply agreements with several suppliers.  For one product line, the product is acquired as a finished good.  The remaining products are manufactured under contract manufacturing arrangements.

The purchase price of the Acquired Net Assets includes an initial upfront payment of $45 million in cash and a subsequent milestone payment of $15 million in cash after 3 years. The initial payment and the subsequent milestone payment are subject to a dollar-for-dollar reduction if certain sales targets are not met at 3 years and 6 years following the closing date. In addition, Lundbeck will be entitled to receive royalties equal to 55% of the gross profit on future sales of generic chlorothiazide (the generic form of Diuril®) for a period of six (6) years from Akorn’s first sale of generic chlorothiazide.

Akorn did not acquire substantially all of the assets and liabilities of Lundbeck. The acquired product lines were not operated as a separate business or division of Lundbeck, but rather were an integrated part of Lundbeck’s consolidated business-to-business reporting segment. Additionally, the acquired product lines were an insignificant business within Lundbeck. Accordingly, the accompanying special purpose financial statements, as prepared from the books and records of Lundbeck, are solely for the purpose of presenting the net assets acquired by Akorn pursuant to the Agreement, and the historical revenues and direct expenses of the operations of the acquired products lines for the nine month period ended September 30, 2011 and the year ended December 31, 2010.

The special purpose statements of revenues and direct expenses include the revenue, related cost of revenues, and expenses that directly relate to the acquired product lines, as well as an allocation of costs that can be reasonably attributed to these products. Net revenues include deductions for product returns, rebates, and chargebacks.  Direct expenses include amortization, distribution expenses and administrative expenses.  Certain of these direct expenses include allocations, which were generally based on the acquired product lines’ percentage of gross revenues to Lundbeck's total gross revenues or a systematic allocation based on the number of products supported by the function for which costs were allocated. Allocated expenses include charges for manufacturing management, safety and regulatory support, accounting, cash management, legal, and external communications.  No allocation has been made for corporate selling, general and administrative, interest or income tax expenses as Lundbeck considered such items to be corporate expenses and did not allocate them to individual businesses. Management of Lundbeck believes the foregoing allocations are reasonable; however, the allocations are not necessarily indicative of the amounts which would have been incurred on a stand-alone basis.

Statements of cash flows and shareholders’ equity are not presented as such data was not maintained by Lundbeck for the product lines acquired as they did not constitute a discrete line of business or a separate legal entity.

Basis of Presentation

The accompanying statements have been derived from the historical records of Lundbeck to present the statements of assets acquired and liabilities assumed and revenues and direct expenses related to the acquired product lines in accordance with accounting principles generally accepted in the United States of America.  The statements of assets acquired and liabilities assumed and the statements of revenues and direct expenses have been included in this report in lieu of full financial statements because the preparation of full financial statements was determined to be impracticable.  The Acquired Net Assets were not operated as a separate business unit or legal entity of Lundbeck, but were an integrated part of Lundbeck’s consolidated operations.

In the opinion of management, the accompanying statements contain all adjustments considered necessary to fairly present the assets acquired, liabilities assumed, and revenues and direct expenses related to the acquired product lines.  These statements are not intended to be a complete presentation of the financial position or results of operations for the Acquired Net Assets. The historical operating results of the acquired product lines may not be indicative of its results in the future due to changes in the business.

2. Summary of significant accounting policies

Use of Estimates

The preparation of special purpose financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets acquired, liabilities assumed, revenues and direct expenses, and the related disclosures at the date of the special purpose financial statements and during each reporting period. Components particularly subject to estimation include the allowance for doubtful accounts, accrued returns and rebates, and inventory reserves. On an ongoing basis, management re-evaluates its estimates and actual results could differ.

Fair Value Measurements

The special purpose financial statements include trade receivables and accrued expenses, which due to their short-term nature have carrying values that approximate fair value.

Accounts Receivable and Concentration of Credit Risk

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected based on historical experience.  Three U.S. wholesalers accounted for approximately 95% and 92% of revenues for the nine months ended September 30, 2011 and year ended December 31, 2010, respectively.  The same three U.S. wholesalers also accounted for 92% and 88% of trade receivables at September 30, 2011 and December 31, 2010, respectively.  These customers are industry-specific wholesalers who distribute pharmaceutical products for pharmaceutical companies.

Inventories

Inventories are stated at the lower of cost or market value on a first-in, first-out basis.  Cost includes material, conversion and post-manufacturing inspection costs and consisted of the following:

	September 30, 2011	December 31, 2010
	(In thousands)
Raw Materials	$318	$309
Semi-complete	501	1,194
Finished Goods	1,482	1,507
	$2,301	$3,010

The composition of inventory is regularly evaluated to identify excess quantities.  Inventories deemed to be in excess of future demand are written down to their net realizable value.

Product Rights

Product rights represent Lundbeck’s license to manufacture and market the acquired product lines. This intangible asset was established in 2009 when Lundbeck acquired these product lines, among others, in its business combination with Ovation Pharmaceuticals.   The product rights are amortized over their estimated useful lives of 5 to 10 years using an accelerated method.  Recoverability is assessed upon the occurrence of triggering events indicative of potential impairment by determining whether the carrying values can be recovered through projected undiscounted cash flows from future operations over the intangible assets’ remaining useful lives.  No impairments have been recognized through September 30, 2011.  Scheduled amortization of the product rights includes $583 for the remainder of 2011, $1,964 in 2012, $2,096 in 2013, $693 in 2014, and $347 thereafter.

Revenue recognition

Revenue from product sales is recognized upon passage of title and risk of loss to customers. For most customers, this occurs when product is delivered by the common carrier to the customers’ place of storage.  Provisions for returns, rebates to customers and other adjustments are provided for in the period the related sales are recorded.

Sales returns and rebates

A provision for product returns is based on a combination of factors including the return acceptance period, estimates of inventory stocking levels and historical return patterns.  The return acceptance period is six months prior to and twelve months after product expiration.  Historical data is readily available and reliable, and is used for estimating the amount of the reduction in gross sales.  Products that exhibit unusual sales or return patterns due to dating, competition, or other marketing matters are specifically investigated and analyzed as part of the accounting for sales return accruals.

Rebates are provided to state agencies, which administer the federal Medicaid program, wholesalers, and other government agencies.  The most significant of such charges are Medicaid rebates and wholesaler chargebacks.  Rebate amounts are usually based upon the volume of purchases using contractual or statutory prices for a product. Factors used in the calculation of the provision for rebates include the identification of which products have been sold subject to a rebate, which customer or government agency price terms apply, estimates of the level of inventory in the distribution channel, and the estimated rebate claims processing lag time.  External data sources used to estimate the inventory in the distribution channel include inventory levels periodically reported by wholesalers and purchased third-party market data.

Using historical trends, adjusted for current changes, a liability for the estimate of the amount of the rebate that will be paid is recorded as a reduction of gross sales when the sale of the product is recorded. Settlement of the rebate can occur from 1 to 24 months after sale. Historical rebate trends are regularly analyzed with necessary adjustments to reserves recorded for changes in trends and terms of rebate programs.

For Medicaid and other government agency programs, the calculation of a rebate involves interpretations of relevant regulations, which are subject to challenge or change in interpretation.

3.  Commitments

In order to ensure an uninterrupted supply of active pharmaceutical product, the Company has entered into supply agreements.  Under these agreements, the Company must make annual payments as follows, whether or not it is able to take delivery:

Years Ending December 31,	(in thousands)
2012	$3,312
2013	3,102
2014	3,102
2015	3,102
$12,618

4.  Subsequent Events

The Company has evaluated subsequent events through June 27, 2012, the date the special purpose financial statements were available to be issued.  As more fully described in Note 1, the product portfolio was sold to Oak, a wholly-owned subsidiary of Akorn, on December 22, 2011.